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                                                                EXHIBIT 3.2 (am)



                               FIRST AMENDMENT TO
                       AMENDED AND RESTATED REGULATIONS OF
                             ASHTON WOODS USA L.L.C.


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED REGULATIONS OF ASHTON WOODS USA L.L.C. (this "Amendment") is made and entered into by and among ELLY NEVADA, INC., a Nevada corporation ("Elly"), NORMAN NEVADA, INC., a Nevada corporation ("Norman"), LARRY NEVADA, INC., a Nevada corporation ("Larry"), LITTLE SHOTS NEVADA L.L.C., a Nevada limited liability company ("Little Shots"), ELLY COLORADO, INC., a Colorado corporation ("Elly CO"), NORMAN COLORADO, INC., a Colorado corporation ("Norman CO"), and LARRY COLORADO, INC., a Colorado corporation ("Larry CO") (said parties being hereinafter sometimes referred to collectively as "Members" and individually as "Member").


                                    RECITALS:

     A. The Members have heretofore entered into Amended and Restated Regulations of Ashton Woods USA L.L.C. (the "Agreement") dated as of September 1, 2005, regarding Ashton Woods USA L.L.C. (the "LLC").

     B. As permitted by the Agreement, Little Shots transferred an undivided 1-19/24% interest in the Membership Interest of Little Shots, including an undivided 1-19/24% interest in the Sharing Ratio (as such term is defined in the Agreement) and an undivided 1.25% interest in the Designated Entity Sharing Ratio (as such term is defined in the Agreement), to Elly.

     C. As permitted by the Agreement, Little Shots transferred an undivided 1 -19/24 percent interest in the Membership Interest of Little Shots, including an undivided 1-19/24% interest in the Sharing Ratio and an undivided 1.25% interest in the Designated Entity Sharing Ratio, to Norman.

     D. As permitted by the Agreement, Little Shots transferred an undivided 3 -14/24 percent interest in the Membership Interest of Little Shots, including an undivided 3-14/24% interest in the Sharing Ratio and an undivided 2.50% interest in the Designated Entity Sharing Ratio, to Larry.




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     E. As permitted by the Agreement, Little Shots transferred an undivided
1.25% interest in the Special Membership Interest of Little Shots, including an undivided 1.25% interest in the Allocation of Profit and Distribution of Cash (as such term is defined in the Agreement) to Elly CO.

     F. As permitted by the Agreement, Little Shots transferred an undivided 1.25% interest in the Special Membership Interest of Little Shots, including an undivided 1.25% interest in the Allocation of Profit and Distribution of Cash to Norman CO.

     G. As permitted by the Agreement, Little Shots transferred an undivided 2.50% interest in the Special Membership Interest of Little Shots, including an undivided 2.50% interest in the Allocation of Profit and Distribution of Cash to Larry CO.

     H. The Members desire to amend the Agreement to reflect and provide for the new ownership interests of the Members and Special Members in the LLC.

     I. Capitalized terms, not specifically defined in this Amendment, shall have the meanings given such terms in the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the respective agreements set forth below, the parties hereto agree as follows:

     1. The Members and Special Members acknowledge and approve the transfers described in the Recitals and agree that the LLC will abide by the terms and provisions of such transfers.

     2. Effective as of date of this Amendment, the Members, Membership Interests, the Sharing Ratios, and Designated Entity Sharing Ratios as set forth on Exhibit "A" to the Agreement are as follows:


                                                         Designated Entity
Name and Address of Each Member        Sharing Ratio       Sharing Ratio
-------------------------------        -------------    ------------------

Elly Nevada, Inc.                       31 23/24%              29.25%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada

Norman Nevada, Inc.                     31 23/24%              29.25%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada




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                                                         Designated Entity
Name and Address of Each Member        Sharing Ratio       Sharing Ratio
-------------------------------        -------------    ------------------

Larry Nevada, Inc.                        8 14/24%             20.50%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada

Little Shots Nevada L.L.C.               27 12/24%             21.00
3751 Victoria Park Ave.
Toronto, Ontario M1W 3Z4 Canada


     3. Effective as of date of this Amendment, the Special Members, the Special Membership Interests, and the Allocations of Profit and Distribution of Cash as set forth on Exhibit "B" to the Agreement are as follows:


                                              Allocation of Profit and
Name and Address of Each Special Member         Distribution of Cash
---------------------------------------       -------------------------

Elly Colorado, Inc.                                    29.25%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada

Norman Colorado, Inc.                                  29.25%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada

Larry Colorado, Inc.                                   20.50%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada

Little Shots Nevada L.L.C.                             21.00%
3751 Victoria Park Ave.
Toronto, Ontario MlW 3Z4 Canada


     4. Except as amended hereby, the terms and provisions of the Agreement shall remain unchanged and continue in full force and effect.

     EXECUTED as of the 29th day of November, 2005.

                                             MEMBERS:
                                             ELLY NEVADA, INC.,
                                             a Nevada corporate

                                             By: /s/ ELLY REISMAN
                                                ---------------------------
                                                Elly Reisman, President




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                                            NORMAN NEVADA, INC.,
                                            a Nevada corporation


                                            By: /s/ NORMAN REISMAN
                                              -----------------------------
                                                Norman Reisman, President



                                            LARRY NEVADA, INC.,
                                            a Nevada corporation


                                            By: /s/ LARRY ROBBINS
                                              -----------------------------
                                                Larry Robbins, President


                                            LITTLE SHOTS NEVADA L.L.C.,
                                            a Nevada limited liability company


                                            By: /s/ BRUCE FREEMAN
                                              -----------------------------
                                                Bruce Freeman, Managing Member


                                            By: /s/ SEYMOUR JOFFE
                                              -----------------------------
                                                Seymour Joffe, Managing Member


                                            By: /s/ HARRY ROSENBAUM
                                              -----------------------------
                                                Harry Rosenbaum, Managing Member



                                            SPECIAL MEMBERS:

                                            ELLY COLORADO, INC.,
                                            a Colorado corporation


                                            By: /s/ ELLY REISMAN
                                              -----------------------------
                                                Elly Reisman, President



                                            NORMAN COLORADO, INC.,
                                            a Colorado corporation


                                            By: /s/ NORMAN REISMAN
                                              -----------------------------
                                                Norman Reisman, President




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                                            LARRY COLORADO, INC.,
                                            a Colorado corporation


                                            By: /s/ Larry Robbins
                                              -----------------------------
                                                Larry Robbins, President


                                            LITTLE SHOTS NEVADA L.L.C.,
                                            a Nevada limited liability company


                                            By: /s/ Bruce Freeman
                                              -----------------------------
                                                Bruce Freeman, Managing Member


                                            By: /s/ Seymour Joffe
                                              -----------------------------
                                                Seymour Joffe, Managing Member


                                            By: /s/ Harry Rosenbaum
                                              -----------------------------
                                                Harry Rosenbaum, Managing Member


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